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                                                                    EXHIBIT 99.4


                   [Letterhead of PaineWebber Incorporated]

                      CONSENT OF PAINEWEBBER INCORPORATED


June 19, 2000

Board of Directors
Noodle Kidoodle, Inc.
6801 Jericho Turnpike, Suite 100
Syosset, New York  11791

Re:  Registration Statement on Form S-4 of Zany Brainy, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated April 19, 2000 and June 19, 2000, regarding the fairness, from a financial point of view, to the holders of Noodle Kidoodle, Inc. common stock of the exchange ratio described in the Agreement and Plan of Merger dated as of April 21, 2000 among Zany Brainy, Inc., Noodle Kidoodle, Inc. and Night Owl Acquisition, Inc.

We hereby consent to the reference to the opinions of our firm under the captions "Summary" and "The Merger" and to the inclusion of the June 19, 2000 opinion in the joint proxy statement/prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            PAINEWEBBER INCORPORATED

                                            By: /s/ PaineWebber Incorporated
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